LOFSA

LABUAN OFFSHORE FINANCIAL SERVICES AUTHORITY

LABUAN OFFSHORE FINANCIAL SERVICES AUTHORITY

FORM 7

OFFSHORE COMPANIES ACT 1990

Company No.
LL03286

Section 15 (5)

CERTIFICATE OF INCORPORATION OF OFFSHORE COMPANY

This is to certify that

FLEXTRONICS SALES & MARKETING NORTH ASIA (L) LTD

is incorporated under the *Offshore Companies Act 1990* on and from the 17th day of June, 2002 and that the company is a company limited by shares.

Given under my hand and seal this 17th day of June, 2002.

(DANIAL MAH ABDULLAH)
for DIRECTOR GENERAL
LOFSA
FEDERAL TERRITORY OF LABUAN, MALAYSIA